UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

PIERIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor

Boston, MA 02109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-246-8794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2017, Pieris Pharmaceuticals, Inc. (the “Company”) and Pieris Pharmaceuticals GmbH, a wholly-owned subsidiary of the Company (together with the Company, “Pieris”), entered into an Exclusive Option Agreement (the “Option Agreement”) with ASKA Pharmaceutical Co., Ltd. (“ASKA”), pursuant to which ASKA will have an exclusive option to obtain an exclusive license to develop and commercialize Pieris’ PRS-080 drug candidate targeting hepcidin in Japan and certain other Asian markets.

Under the terms of the Option Agreement, Pieris will receive an option payment of $2.75 million USD from ASKA. Following an analysis period after completion of the planned Phase 2a study of PRS-080 in dialysis-dependent anemia patients to be conducted by Pieris, ASKA may exercise its option to obtain an exclusive license to develop and commercialize PRS-080 in Japan, South Korea and certain other Asian markets (excluding China). Should ASKA exercise the option, Pieris would be eligible for more than $80 million USD in combined option exercise fee and milestone payments associated with development and commercialization of PRS-080 in the first indication in Japan. Pieris may receive further development milestones in additional indications, as well as in other countries within the ASKA territory. Pieris may also receive double-digit royalties on net sales of PRS-080 in the licensed territory up to the mid- to high-teens.

The term of the Option Agreement, including the option rights granted therein, ends on the earlier of (i) ASKA’s written notice to Pieris of ASKA’s decision not to exercise the option rights granted under the Option Agreement, (ii) ASKA’s failure to exercise its option rights within sixty (60) days after the final results of the phase 2a study are made available to ASKA, (iii) three (3) months from date on which Pieris delivers to ASKA the final results of the phase 2a study in the European Union, or (iv) Pieris and ASKA’s execution of the definitive agreements granting ASKA licenses to develop and commercialize PRS-080 in the Japan, South Korea and certain other Asian countries as contemplated under the Option Agreement.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which Pieris intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2017. A copy of the press release announcing the Option Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, dated February 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017	PIERIS PHARMACEUTICALS, INC.

	By:	/s/ Lance Thibault
	Name:	Lance Thibault
	Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 27, 2017.